Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP, Corporate Communications
                  312.396.7086
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.2893

                      Conseco Reports Third Quarter Results

     o    Net operating income (1): $72.1 million, up 24% over 3Q04
     o    Net income applicable to common stock: $68.4 million, up 18% over 3Q04
     o    Eighth consecutive quarter of strong earnings
     o    Total new annualized premium (sales) up 9% over 3Q04

Carmel, Ind., November 3, 2005 - Conseco, Inc. (NYSE: CNO) today reported results for the third quarter of 2005 - the company's eighth consecutive quarter of strong earnings. Net operating income (1) was $72.1 million, up 24% versus $58.0 million in 3Q04. Net operating income per share was 44 cents, up 22% versus 36 cents in 3Q04. Net income applicable to common stock was $68.4 million, up 18% versus $58.0 million in 3Q04. Net income per share was 42 cents, up 17% versus 36 cents in 3Q04. Earnings before net realized investment gains, corporate interest and taxes ("EBIT") (2) were $142.8 million in 3Q05, up 23% versus $116.1 million in 3Q04. All per-share results are on a diluted basis.

Nine-month results
For the first nine months of 2005, net operating income was $216.6 million, up 53% versus $142.0 million in 2004. Nine-month net operating income per share was $1.32, up 22% versus $1.08 in 2004. Nine-month net income applicable to common stock was $219.3 million, up 44% versus $152.4 million in 2004. Nine-month net income per share was $1.33, up 16% versus $1.15 in 2004. Nine-month earnings before net realized investment gains, corporate interest and taxes ("EBIT") were $425.1 million in 2005, up 16% versus $365.3 million in 2004. All per-share results are on a diluted basis.

CEO comments
President and CEO William Kirsch said, "Conseco has posted its eighth consecutive quarter of strong earnings growth, reflecting the consistent progress we have made on our key initiatives. While much work remains to be done in our mission to establish Conseco as a premier insurance company serving middle market Americans with life, annuity and supplemental health products, our efforts to improve the company's distribution, technology, product offerings, operations and expense management are producing meaningful results. In particular, I'm very proud that our team continues to effectively execute on our strategies and initiatives to grow sales while reducing expenses."

-------------------------------------------------------------------------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 3.
(2) Management believes that an analysis of earnings before corporate interest, gain (loss) on extinguishment of debt, net investment gains and taxes ("EBIT", a non-GAAP financial measure) is a clearer measure of the productivity improvements of the company quarter-over-quarter because it excludes: (i) the effects of the 2005 issuance of convertible debentures and amendment of our credit facility as well as the 2004 equity offering and debt refinancing; and (ii) net realized investment gains that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 3.

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
                                                                    Conseco (2)
                                                               November 3, 2005

Financial strength
We continue to build our financial strength with a debt-to-total capital ratio, excluding accumulated other comprehensive income (3), of 17% and book value per share, excluding accumulated other comprehensive income (3), of $20.65, with no goodwill on our balance sheet.

Sales up 9% for the quarter
We continued to achieve measured sales growth during the quarter with products which serve as the foundation for building a family of future products. Total sales, as measured by new annualized premium, rose by 9% over 3Q04 to $80.0 million, as we capitalized on growth opportunities across our three distribution channels: career, independent and direct sales. For the nine months, new annualized premium rose 8% over 2004, to $242.9 million. All new annualized premium amounts include 6% of annuity and 10% of single premium whole life deposits.

At Conseco Insurance Group (independent channel), total 3Q05 new annualized premium of $17.7 million was up 34% over 3Q04. For the nine months, new annualized premium rose 9%, to $47.5 million. Expanded product offerings, revitalized marketing efforts and improved service contributed to the overall increase. We are re-engaging independent distribution at a steady rate, and we are poised to build on that momentum to fuel continued sales growth at CIG.

At Bankers Life (career distribution), total 3Q05 new annualized premium of $54.8 million was up 2% over 3Q04. For the nine months, new annualized premium rose 7%, to $172.3 million. Building on its product platform, Bankers Life will be introducing two annuity products, a new equity indexed annuity and a five-year fixed annuity designed to compete against the CD market, as well as launching its Medicare Part D Prescription Drug Program (PDP) in partnership with Coventry Health Care, during the fourth quarter 2005.

At Colonial Penn (direct channel), total 3Q05 new annualized premium of $7.5 million was up 21% over 3Q04. For the nine months, new annualized premium rose 10%, to $23.0 million.

Expense savings targets exceeded
Consistent with our commitment to reduce expenses, we continue to make steady progress by aggressively eliminating non-strategic costs. All operating segments achieved or exceeded their expense savings goals this quarter through initiatives that have reduced redundancies, streamlined back-office operations and improved claims processes. As a result, we are on track to exceed our stated goal of $30 million, and we expect further reductions in 2006.

Key actions taken on inforce management
We are on track with the completion of our rate filings for 2006 that are designed to improve Medicare Supplement benefit ratios on targeted portions of the in-force block of business at both CIG and Bankers. In our LTC closed block, implementation is well underway on two orders issued last year by the Florida Department of Insurance relating to home healthcare policies issued in that state in previous years.

Progress continues on all six key initiatives
"In addition to our success in sales and expense management, our initiatives to achieve technological excellence, implement a more efficient, low-cost operating platform designed to provide excellent customer service, and adopt best practices in governance and compliance all contributed to our third quarter performance," Kirsch said. "Finally, we continued to strengthen our leadership team with the addition of two outstanding proven executives, Christopher Nickele, executive vice president for new product development, and Timothy Powell, vice president and director of private placements for 40|86 Advisors. We have now added 21 new key executives to our team since August 2004, who individually and collectively are expanding Conseco's expertise and growth prospects," Kirsch said.

-------------------------------------------------------------------------------

(3) This non-GAAP measure differs from the corresponding GAAP measure for debt-to-total capital of 16% and book value per common share of $21.72 because accumulated other comprehensive income has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income.


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
                                                                     Conseco (3)
                                                               November 3, 2005

Outlook
Based on our first nine-month results and existing business trends continuing into the fourth quarter, we currently expect that full year earnings for 2005, excluding realized investment gains or losses, will be consistent with our operating results to date. This outlook is based on numerous assumptions and factors. If they prove incorrect, actual earnings could differ materially from estimates. Our priority continues to be to maximize long-term value by investing in future growth opportunities. Because we are managing our business to achieve annual, rather than quarterly, targets, Conseco does not provide quarterly earnings guidance. We expect to comment on our outlook for 2006 when we release our 2005 earnings. (See note on forward-looking statements below).

Operating results
Results by segment were as follows ($ in millions):

                                                                       Three Months Ended        Three Months Ended
                                                                       September 30, 2005        September 30, 2004
                                                                       ------------------        ------------------
EBIT:
  Bankers Life (including Colonial Penn)                                    $ 60.4                      $ 55.8
  Conseco Insurance Group ("CIG")                                             67.1                        67.6
  Other Business in Run-off                                                   16.4                        16.5
  Corporate Operations, excluding corporate interest expense                  (1.1)                      (23.8)
                                                                            ------                      ------

     Total EBIT                                                              142.8                       116.1

Corporate interest expense                                                   (12.1)                      (11.0)
Loss on extinguishment of debt                                                (3.7)                         -
                                                                            ------                      ------

  Income before net realized investment gains (losses) and taxes             127.0                       105.1

Tax expense                                                                   45.4                        37.7
                                                                            ------                      ------

     Net income before net realized investment gains (losses)                 81.6                        67.4
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                                               9.5                         9.4
                                                                            ------                      ------

     Net Operating Income                                                     72.1                        58.0

Net realized investment gains (losses), net of related
     amortization and taxes                                                   (3.7)                       (0.1)
                                                                            ------                      ------

     Net income applicable to common stock                                  $ 68.4                      $ 57.9
                                                                            ======                      ======

In our Bankers Life segment, income before net realized investment gains and taxes for the third quarter of 2005 was $60.4 million, an increase of 8% compared to the third quarter of 2004. The earnings improvement reflects the overall growth of the business, reduced operating expenses and increased investment income, partially offset by higher benefit ratios in the health lines.

In our Conseco Insurance Group segment, income before net realized investment gains and taxes was $67.1 million in the third quarter of 2005, compared to $67.6 million in the third quarter of 2004. Earnings in the third quarter of 2005 reflect higher net investment income, reduced operating expenses and a decrease in earned premiums in the health lines. Net investment income in the third quarter of 2005 included $10.5 million of prepayment income on fixed maturity investments and mortgage loans, offset by related additional amortization of $5.0 million, compared to an amount net of amortization in the third quarter of 2004 of $3.0 million.

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
                                                                    Conseco (4)
                                                               November 3, 2005

In our Other Business in Run-off segment, income before net realized investment gains and taxes was $16.4 million in the third quarter of 2005, compared to $16.5 million in the third quarter of 2004. Investment income included $2.1 million of prepayment income on fixed maturity investments and mortgage loans.

Corporate Operations include 40|86 Advisors, our investment advisory subsidiary, and the expenses of our corporate operations. Results for the third quarter of 2005 include severance costs of $2.4 million, a $3.7 million charge resulting from the early extinguishment of debt, and a performance fee of $8.1 million earned by 40|86 Advisors for its management of a portfolio of loans for a structured security which was liquidated during the quarter. Results for the third quarter of 2004 included $13.5 million of severance and other transition costs related to the executive management change made in August 2004.

The company will host a conference call to discuss results later this morning. Management's conference call will begin at 11:00 a.m. Eastern Standard Time. The webcast can be accessed through the Investors section of the company's website as follows:
https://www.conseco.com/conseco/selfservice/about/investors/webcasts.jhtml.
Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                               - Tables Follow -

                                                                     Conseco (5)
                                                               November 3, 2005

                         CONSECO, INC. AND SUBSIDIARIES
          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                            Three Months       Three Months
                                                                                                Ended              Ended
                                                                                           Sept. 30, 2005     Sept. 30, 2004
                                                                                           --------------     --------------
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $164 million     $160 million
  Benefit ratio.........................................................................           71.8%            70.2%

Long-Term Care:
  Earned premium........................................................................    $141 million     $135 million
  Benefit ratio.........................................................................           93.9%            89.1%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           65.1%            62.0%

Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $74 million      $87 million
  Benefit ratio (b).....................................................................           60.9%            63.4%

Specified Disease:
  Earned premium........................................................................     $89 million      $91 million
  Benefit ratio.........................................................................           75.8%            77.0%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           44.5%            47.9%

Other Business in Run-off segment:
  Earned premium........................................................................     $91 million      $98 million
  Benefit ratio.........................................................................           99.5%            97.9%
  Interest-adjusted benefit ratio (a non-GAAP measure)(a)...............................           50.5%            56.5%

-------------
(a) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.
(b) Reported benefit ratios below 65% on CIG's Medicare supplement products include the impact of active life reserves released on lapsed policies. The earnings impact from such decreases in reserves is generally offset by increased amortization expense.

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                            Three Months       Three Months
                                                                                                Ended              Ended
                                                                                           Sept. 30, 2005     Sept. 30, 2004
                                                                                           --------------     --------------
Bankers Life segment:
  Annuity...............................................................................         $226.7            $254.2
  Supplemental health...................................................................          302.9             294.3
  Life..................................................................................           65.8              46.4
                                                                                                 ------            ------
  Total collected premiums..............................................................         $595.4            $594.9
                                                                                                 ======            ======

Conseco Insurance Group segment:
  Annuity...............................................................................         $ 43.3            $ 16.1
  Supplemental health...................................................................          160.2             180.3
  Life..................................................................................           86.0              93.7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $289.5            $290.1
                                                                                                 ======            ======

Other Business in Run-off segment:
  Long-term care........................................................................          $86.4             $92.7
  Major medical.........................................................................             .7               3.6

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
                                                                     Conseco (6)
                                                               November 3, 2005

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                            September 30,      December 31,
                                                                                                2005               2004
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       September 30, 2005 - $21,824.6; December 31, 2004 - $21,015.4).....................    $22,108.9         $21,633.4
     Equity securities at fair value (cost: September 30, 2005 - $31.9;
       December 31, 2004 - $32.7).........................................................         33.3              33.9
     Mortgage loans.......................................................................      1,241.4           1,123.8
     Policy loans.........................................................................        432.5             448.5
     Trading securities...................................................................        725.0             902.3
     Other invested assets ...............................................................        111.9             164.4
                                                                                              ---------         ---------

       Total investments..................................................................     24,653.0          24,306.3

Cash and cash equivalents:
     Unrestricted.........................................................................        189.0             776.6
     Restricted...........................................................................         15.4              18.9
Accrued investment income.................................................................        323.4             308.4
Value of policies in force at the Effective Date..........................................      2,471.2           2,629.6
Cost of policies produced.................................................................        645.0             409.1
Reinsurance receivables...................................................................        886.0             975.7
Income tax assets.........................................................................        895.5             967.2
Assets held in separate accounts..........................................................         30.0              32.9
Assets of variable interest entity........................................................        339.2               -
Other assets..............................................................................        363.9             339.9
                                                                                              ---------         ---------

       Total assets.......................................................................    $30,811.6         $30,764.6
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $12,539.7         $12,508.2
       Traditional products.................................................................   11,806.1          11,741.3
       Claims payable and other policyholder funds..........................................      848.7             879.8
       Liabilities related to separate accounts.............................................       30.0              32.9
     Other liabilities......................................................................      507.7             498.3
     Investment borrowings..................................................................      352.5             433.9
     Notes payable - direct corporate obligations...........................................      772.7             768.0
                                                                                              ---------         ---------

         Total liabilities..................................................................   26,857.4          26,862.4
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................      667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: September 30, 2005 - 151,272,969; December 31, 2004 - 151,057,863)..        1.5               1.5
     Additional paid-in capital.............................................................    2,605.1           2,597.8
     Accumulated other comprehensive income.................................................      162.7             337.3
     Retained earnings......................................................................      517.1             297.8
                                                                                              ---------         ---------

         Total shareholders' equity.........................................................    3,954.2           3,902.2
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $30,811.6         $30,764.6
                                                                                              =========         =========


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
                                                                    Conseco (7)
                                                               November 3, 2005

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                    Three months ended             Nine months ended
                                                                         September 30,                September 30,
                                                                    -------------------            -----------------
                                                                    2005           2004            2005         2004
                                                                    ----           ----            ----         ----
Revenues:
   Insurance policy income................................        $  745.7       $  737.8        $2,201.9      $2,223.2
   Net investment income (loss):
     General account assets...............................           356.9          329.7         1,042.7         960.1
     Policyholder and reinsurer accounts..................             5.4           (9.8)          (19.5)         (8.9)
     Net realized investment gains (loss).................            (6.4)           6.0             3.1          27.5
   Fee revenue and other income...........................            11.9            5.2            20.0          17.1
                                                                  --------       --------     -----------      --------

       Total revenues.....................................         1,113.5        1,068.9         3,248.2       3,219.0
                                                                  --------       --------     -----------      --------

Benefits and expenses:
   Insurance policy benefits..............................           725.2          688.4         2,099.6       2,074.6
   Interest expense.......................................            12.9           12.9            43.7          65.1
   Amortization...........................................           105.0           91.9           287.7         272.4
   (Gain) loss on extinguishment of debt..................             3.7            -               3.7          (2.8)
   Other operating costs and expenses.....................           145.3          170.8           425.0         485.6
                                                                  --------       --------        --------      --------

       Total benefits and expenses........................           992.1          964.0         2,859.7       2,894.9
                                                                  --------       --------        --------      --------

       Income before income taxes.........................           121.4          104.9           388.5         324.1

Income tax expense on period income.......................            43.5           37.6           140.7         115.7
                                                                  --------       --------        --------      --------

       Net income.........................................            77.9           67.3           247.8         208.4

Preferred stock dividends.................................             9.5            9.4            28.5          56.0
                                                                  --------       --------        --------      --------

       Net income applicable to common stock..............        $   68.4       $   57.9        $  219.3      $  152.4
                                                                  ========       ========        ========      ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding..................     151,114,000    150,885,000     151,077,000   126,016,000
                                                               ===========    ===========     ===========   ===========

     Net income...........................................            $.45           $.38           $1.45         $1.21
                                                                      ====           ====           =====         =====

   Diluted:
     Weighted average shares outstanding..................     185,178,000    189,195,000     185,648,000   145,592,000
                                                               ===========    ===========     ===========   ===========

     Net income...........................................            $.42           $.36           $1.33         $1.15
                                                                      ====           ====           =====         =====

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